Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CONSOL ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0337383 (I.R.S. Employer Identification No.)

CONSOL Plaza

1800 Washington Road

Pittsburgh, PA 15241-1421

(412) 831-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CONSOL Energy Inc. Equity Incentive Plan

(Full title of the plan)

Stephen E. Williams, Esq.

Vice President and Chief Legal Officer

CONSOL Energy Inc.

CONSOL Plaza

1800 Washington Road

Pittsburgh, PA 15241-1421

(412) 831-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven L. Wasserman, Esq.

Piper Rudnick LLP

1251 Avenue of the Americas

New York, New York 10021

(212) 835-6000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee

Common Stock, $0.01 par value	3,250,000	(2)	$24.33	(3)	$79,072,500	(3)	$10,019(3)(4)

Total	3,250,000	(2)	—		$79,072,500		$10,019

(1)	An aggregate of 6,500,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of CONSOL Energy Inc. (the “Company”) may be offered or issued pursuant to Amended and Restated 1999 CONSOL Energy Equity Incentive Plan (the “Plan”), 3,250,000 of which were previously registered on Form S-8 (File No. 333-87545).
(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on March 23, 2004. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.
(4)	Pursuant to Rule 457(p), the registration fee of $10,019 has been offset by a portion of the $64,720 filing fee paid pursuant to the filing of the Form S-3 Registration Statement registration No. 333-105739, which was withdrawn by CONSOL Energy Inc. on March 10, 2004.

INCORPORATION BY REFERENCE

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by CONSOL Energy Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) (File No. 333-87545), with respect to securities offered pursuant to the Company’s 1999 Equity Incentive Plan are hereby incorporated by reference.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1	Certificate of Incorporation of CONSOL Energy Inc., incorporated by reference to Exhibit 3.1 to Amendment No. 2 to Registration Statement Form S-1 (Registration No. 333-68987) filed on March 24, 1999.

4.2	Amended and Restated By-Laws dated as of February 23, 2004, incorporated by reference to Exhibit 3.2 to CONSOL Energy’s Form 10-K for the year ended December 31, 2003 filed on March 12, 2004.

4.3	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-68987) filed on March 24, 1999.

4.4

Rights Agreement, dated as of December 22, 2003, between CONSOL Energy Inc. and Equiserve Trust

Company, N.A., as Rights Agent, incorporated by reference to Exhibit 4 to Form 8-K filed on December

22, 2003.

4.5	CONSOL Energy Inc. Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit A to our Amendment No.1 to Schedule 14A, filed on March 27, 2003 (File No. 001-14901)).

5.1	Opinion of Piper Rudnick LLP, counsel for the Registrant, regarding the legal validity of the shares of common stock being registered for issuance under the plan (filed herewith)

23.1	Consent of Piper Rudnick LLP (to be included in exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included in Signature Page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CONSOL Energy certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on the 25th day of March, 2004.

CONSOL ENERGY INC.

By:	/s/ J. Brett Harvey

J. Brett Harvey President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him in his name, place and stead, to sign in any and all capacities any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

Signatures	Title	Date

/s/ J. Brett Harvey J. Brett Harvey	President and Chief Executive Officer and Director (Principal Executive Officer)	March 25, 2004

/s/ William J. Lyons William J. Lyons	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 25, 2004

/s/ John L. Whitmire John L. Whitmire	Chairman of the Board of Directors	March 25, 2004

/s/ James E. Altmeyer, Sr. James E. Altmeyer, Sr.	Director	March 25, 2004

/s/ Philip W. Baxter Philip W. Baxter	Director	March 25, 2004

/s/ Raj K. Gupta Raj K. Gupta	Director	March 25, 2004

/s/ William E. Davis William E. Davis	Director	March 25, 2004

/s/ Patricia A. Hammick Patricia A. Hammick	Director	March 25, 2004

/s/ William P. Powell William P. Powell	Director	March 25, 2004

/s/ Joseph T. Williams Joseph T. Williams	Director	March 25, 2004